Exhibit 99.1

Media Contacts:

Teresa Nilsen Hennessy Advisors, Inc. Terry@hennessyadvisors.com; 800-966-4354	Hibre Teklemariam SunStar Strategic HTeklemariam@sunstarstrategic.com; 703-894-1057

FOR IMMEDIATE RELEASE

Hennessy Advisors, Inc. Announces Dividend

October 26, 2023, Novato, CA - The Board of Directors of Hennessy Advisors, Inc. (NASDAQ: HNNA) today declared a quarterly dividend of $0.1375 per share to be paid on November 27, 2023, to shareholders of record as of November 13, 2023, which represents an annualized dividend yield of 8.47%.*

“As we enter our 19th consecutive year paying a dividend, we want to highlight that the program remains a focus for our Company. The dividend payment is covered by earnings and cash flow, and reaffirms our commitment to our shareholders,” said Neil Hennessy, Chairman and CEO of Hennessy Advisors, Inc.

*	Based on the closing stock price of $6.49 on October 25, 2023, and an annualized dividend of $0.55 per share.

About Hennessy Advisors, Inc.

Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, multi-asset, and sector and specialty funds. Hennessy Advisors, Inc. is committed to providing superior service to shareholders and employing a consistent and disciplined approach to investing based on a buy‑and‑hold philosophy that rejects the idea of market timing.

Supplemental Information

Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase, or sale would be unlawful under the securities laws of such jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking statements” for which Hennessy Advisors, Inc. claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward‑looking statements relate to expectations and projections about future events based on currently available information. Forward‑looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward‑looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled “Risk Factors” and elsewhere in the reports that Hennessy Advisors, Inc. files with the Securities and Exchange Commission. Unforeseen developments could cause actual performance or results to differ substantially from those expressed in, or suggested by, the forward‑looking statements. Hennessy Advisors, Inc. management does not assume responsibility for the accuracy or completeness of the forward-looking statements and undertakes no responsibility to update any such statement after the date of this press release to conform to actual results or to changes in expectations.